Exhibit 99.1

Mercury General Corporation Announces Fourth Quarter and Fiscal 2018 Results and Declares Quarterly Dividend

LOS ANGELES, Feb. 11, 2019 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today the fourth quarter and fiscal 2018 results:

Consolidated Highlights

	Three Months Ended December 31,		Change			Twelve Months Ended December 31,		Change
	2018	2017	$	%		2018	2017	$	%
(000's except per-share amounts and ratios)
Net premiums earned	$868,233	$806,796	$61,437	7.6%		$3,368,411	$3,195,437	$172,974	5.4%
Net premiums written (1) (2)	$850,609	$779,247	$71,362	9.2%		$3,495,633	$3,215,910	$279,723	8.7%

Net (loss) income	$(81,879)	$19,779	$(101,658)	(514.0)%		$(5,728)	$144,877	$(150,605)	(104.0)%
Net (loss) income per diluted share (3)	$(1.48)	$0.36	$(1.84)	(511.1)%		$(0.10)	$2.62	$(2.72)	(103.8)%

Operating (loss) income (1)	$(14,599)	$8,524	$(23,123)	(271.3)%		$99,753	$90,505	$9,248	10.2%
Operating (loss) income per diluted share (1)	$(0.26)	$0.15	$(0.41)	(273.3)%		$1.80	$1.64	$0.16	9.8%
Catastrophe losses net of reinsurance (4)	$43,000	$20,000	$23,000	115.0%		$67,000	$79,000	$(12,000)	(15.2)%
Combined ratio (5)	106.7%	104.5%	—	2.2	pts	100.7%	101.2%	—	(0.5)	pts

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP"), are defined in "Information Regarding GAAP and Non-GAAP Measures" and are reconciled to the most directly comparable GAAP measures in "Supplemental Schedules."

(2)

The Company, which predominantly offers six-month personal automobile insurance policies, reintroduced twelve-month personal automobile policies for new business in its largest insurance subsidiary, Mercury Insurance Company ("MIC"), in March 2018. Twelve-month policies are generally sold for twice the price of six-month policies. MIC's net premiums written from twelve-month policies was approximately $63 million and $16 million for the three months ended December 31, 2018 and 2017, respectively, and approximately $205 million and $70 million for the twelve months ended December 31, 2018 and 2017, respectively.

(3)	The dilutive impact of incremental shares is excluded from net loss position in accordance with GAAP.
(4)

Catastrophe losses before reinsurance benefits totaled approximately $255 million and $109 million for the three months ended December 31, 2018 and 2017, respectively, and approximately $289 million and $168 million for the twelve months ended December 31, 2018 and 2017, respectively. 2018 catastrophe losses were primarily due to wildfires in Northern and Southern California. Weather-related catastrophes across several states made up the remainder of the 2018 catastrophe losses. 2017 catastrophe losses were primarily due to wildfires in Northern and Southern California, severe rainstorms in California, and the impact of hurricanes in Texas, Florida and Georgia.

(5)

The Company experienced unfavorable development of approximately $23 million and $36 million on prior accident years' loss and loss adjustment expense reserves for the three months ended December 31, 2018 and 2017, respectively, and unfavorable development of approximately $93 million and $54 million on prior accident years' loss and loss adjustment expense reserves for the twelve months ended December 31, 2018 and 2017, respectively. The unfavorable development in 2018 was primarily attributable to higher than estimated California automobile losses resulting from severity in excess of expectations for bodily injury claims as well as higher than estimated defense and cost containment expenses in the California automobile line of insurance business, while the unfavorable development in 2017 was primarily attributable to higher than estimated California automobile and property losses.

Investment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
(000's except average annual yield)
Average invested assets at cost (1)	$3,808,842	$3,637,256	$3,740,497	$3,582,122
Net investment income (2)
Before income taxes	$31,383	$30,872	$135,838	$124,930
After income taxes	$28,608	$26,862	$121,476	$109,243
Average annual yield on investments - after income taxes (2)	3.0%	3.0%	3.3%	3.1%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each period.

(2)

The higher net investment income before and after income taxes for the three and twelve months ended December 31, 2018 compared to the corresponding periods in 2017 resulted largely from higher average invested assets. Average annual yield on investments after income taxes for the twelve months ended December 31, 2018 increased compared to the corresponding period in 2017, primarily due to yield increases in short-term and floating-rate securities resulting from rising market interest rates.

The Board of Directors declared a quarterly dividend of $0.6275 per share. The dividend will be paid on March 28, 2019 to shareholders of record on March 14, 2019.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific Time and running through February 18, 2019. The replay telephone numbers are (855) 859-2056 (USA) or (404) 537-3406 (International). The conference ID# is 3783248. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain statements contained in this report are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; the ability of the Company to successfully manage its claims organization outside of California; the Company's ability to successfully allocate the resources used in the states with reduced or exited operations to its operations in other states; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs; and legal, cyber security, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(000's except per-share amounts and ratios)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenues:
Net premium earned	$868,233	$806,796	$3,368,411	$3,195,437
Net investment income	31,383	30,872	135,838	124,930
Net realized investment (losses) gains	(85,165)	17,316	(133,520)	83,650
Other	2,167	2,270	9,275	11,945
Total revenues	$816,618	$857,254	$3,380,004	$3,415,962
Expenses:
Losses and loss adjustment expenses	724,939	654,334	2,576,789	2,444,884
Policy acquisition costs	147,365	138,622	572,164	555,350
Other operating expenses	54,505	50,516	244,630	233,475
Interest	4,257	4,295	17,036	15,168
Total expenses	$931,066	$847,767	$3,410,619	$3,248,877

(Loss) income before income taxes	(114,448)	9,487	(30,615)	167,085
Income tax (benefit) expense	(32,569)	(10,292)	(24,887)	22,208
Net (loss) income	$(81,879)	$19,779	$(5,728)	$144,877

Basic average shares outstanding	55,340	55,332	55,335	55,316
Diluted average shares outstanding	55,340	55,340	55,335	55,327

Basic Per Share Data
Net (loss) income	$(1.48)	$0.36	$(0.10)	$2.62
Net realized investment (losses) gains, net of tax	$(1.22)	$0.21	$(1.90)	$0.98

Diluted Per Share Data
Net (loss) income	$(1.48)	$0.36	$(0.10)	$2.62
Net realized investment (losses) gains, net of tax	$(1.22)	$0.21	$(1.90)	$0.98

Operating Ratios-GAAP Basis
Loss ratio	83.5%	81.1%	76.5%	76.5%
Expense ratio	23.3%	23.4%	24.2%	24.7%
Combined ratio (a)	106.7%	104.5%	100.7%	101.2%

(a)	Combined ratio for the three months ended December 31, 2018 does not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
CONDENSED BALANCE SHEETS AND OTHER INFORMATION
(000's except per-share amounts and ratios)

	December 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $2,969,541; $2,823,230)	$2,985,161	$2,892,777
Equity securities (cost $544,082; $474,197)	529,631	537,240
Short-term investments (cost $254,518; $302,693)	253,299	302,711
Total investments	3,768,091	3,732,728
Cash	314,291	291,413
Receivables:
Premiums	555,038	474,060
Accrued investment income	45,373	39,368
Other	6,132	6,658
Total receivables	606,543	520,086
Reinsurance recoverables	221,088	56,349
Deferred policy acquisition costs	215,131	198,151
Fixed assets, net	153,023	145,223
Current income taxes	38,885	61,257
Deferred income taxes	13,339	—
Goodwill	42,796	42,796
Other intangible assets, net	15,534	20,728
Other assets	45,008	32,592
Total assets	$5,433,729	$5,101,323

LIABILITIES AND SHAREHOLDERS' EQUITY
Loss and loss adjustment expense reserves	$1,829,412	$1,510,613
Unearned premiums	1,236,181	1,101,927
Notes payable (a)	371,734	371,335
Accounts payable and accrued expenses	115,071	108,252
Deferred income taxes	—	22,932
Other liabilities	263,647	224,877
Shareholders' equity	1,617,684	1,761,387
Total liabilities and shareholders' equity	$5,433,729	$5,101,323

OTHER INFORMATION
Common stock shares outstanding	55,340	55,332
Book value per share	$29.23	$31.83
Statutory surplus (b)	$1.47 billion	$1.59 billion
Net premiums written to surplus ratio (b)	2.38	2.02
Debt to total capital ratio (c)	18.8%	17.6%
Portfolio duration (including all short-term instruments) (b)(d)	4.0 years	4.0 years
Policies-in-force (company-wide "PIF") (b)
Personal Auto PIF	1,157	1,121
Homeowners PIF	600	553
Commercial Auto PIF	37	40

(a)

The amount at December 31, 2018 represents $375 million aggregate face value of 4.40% senior notes due 2027 issued in March 2017 through a public offering, net of unamortized discount and debt issuance costs.

(b)	Unaudited.
(c)	Debt to Debt plus Shareholders' Equity (Debt at face value).
(d)	Modified duration reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES
(000's except per-share amounts and ratios)
(unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Reconciliations of Comparable GAAP Measures to Operating Measures (a)

Net premiums earned	$868,233	$806,796	$3,368,411	$3,195,437
Change in net unearned premiums	(17,624)	(27,549)	127,222	20,473
Net premiums written	$850,609	$779,247	$3,495,633	$3,215,910

Incurred losses and loss adjustment expenses	$724,939	$654,334	$2,576,789	$2,444,884
Change in net loss and loss adjustment expense reserves	(118,528)	(85,245)	(201,942)	(169,523)
Paid losses and loss adjustment expenses	$606,411	$569,089	$2,374,847	$2,275,361

Net (loss) income	$(81,879)	$19,779	$(5,728)	$144,877
Less: Net realized investment (losses) gains	(85,165)	$17,316	(133,520)	83,650
Tax on net realized investment (losses) gains (b)	(17,885)	6,061	(28,039)	29,278
Net realized investment (losses) gains, net of tax	(67,280)	11,255	(105,481)	54,372
Operating (loss) income	$(14,599)	$8,524	$99,753	$90,505

Per diluted share:
Net (loss) income	$(1.48)	$0.36	$(0.10)	$2.62
Less: Net realized investment (losses) gains, net of tax	(1.22)	0.21	(1.90)	0.98
Operating (loss) income	$(0.26)	$0.15	$1.80	$1.64

Combined ratio			100.7%	101.2%
Effect of estimated prior periods' loss development			(2.8)%	(1.7)%
Combined ratio-accident period basis			97.9%	99.5%

(a)	See "Information Regarding GAAP and Non-GAAP Measures" on page 7.
(b)	Federal statutory rate of 21% for the three and twelve months ended December 31, 2018 and 35% for the three and twelve months ended December 31, 2017.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income is the GAAP measure that is most directly comparable to operating income. Operating income is net income excluding realized investment gains and losses, net of tax. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of the Company's business. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net income to operating income.

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods' loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.

CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060, www.mercuryinsurance.com